THIRD AMENDMENT (PLANTATION VIEW) TO
,KMENDED AND RESIAT-EL), LO,

ENT



THIS THIRD AMENDMENT (PLANTATION VIEW) TO AMENDED AND
RESTATED
LOA- I AGREEMENT (this "Third Amendment"), dated as of the
@C)day of March, 1998, mod'fies

-
I

and an -,nds that certain AMENDED AND RESTATED LOAN AGREEMENT dated as of SeptemLer 26, 1996, as amended by First Amendment (Seaside) to Amended and Restated Loan Agreemei,t dated as of May 30, 1997 (the "First Amendment"), and Second Amendment (Capital Improvem,Tit) to Amended and Restated Loan Agreement dated as of February 27, 1998 (as so amended al I as same may be amended from time to time, the "Loan Agreement") between



Credit Lyonnais New York Branch, a branch duly licensed under the laws of the State of New York, of Credit Lyonnais, S.A., a banking corporation organized and existing under the laws of the Republic of France ("CLNY"), Bamett Bank, N.A., a national batiking association, formerly known as Bamett Bank of Lee County, N.A. ("Barnett") and FINOVA Capital Corporation, a Delaware corporation fon-nerly known as Greyhound Financial Corporation ("FINOVA") (each of CLNY, Bamett and FINOVA, or their respective successors and assigns, is individually referred to as a "Participant", and are collectively referred to as the "Lender"; use of such terrn hereinafter shall include all Participants, collectively, and at the same time, each Participant individually), CLNY as administrative agent for Lender (in such capacity, CLNY or any successor to, or assignee of, CLNY, hereinafter referred to as "Administrative Agent"), and CLNY as collateral agent for Lender (in such capacity, CLNY or any successor to, or assignee of, CLNY, hereinafter referred to as "Collateral Agent"; unless the context requires reference as Collat--ral Agent or Administrative Agent, CLNY or such successor or assip shall be hereinafter referred to as "Agent")



and

South Seas Resort Limited Partnership, an Ohio limited partnership ("SSRLP"), South Seas Properties Company Limited Partnership, an Ohio limited partnership ("SSPC") (formerly known as Captiva Resort Company Limited Partnership), Marco SSP Ltd., a Flon'da limited partnership ("MSSP"), South Seas Resorts Company Limited Partnership, a Flon'da limited partnership ("SSRC") and Safety Harbor Management Company, Ltd., a Florida limited partnership ("SHMC") (SSPC, SSRLP, MSSP, SSRC and SHMC, collectively, the "Borrower"; use of such ten-n hereafter shall include all entities constituting Borrower, including all general partners of partnerships constituting Borrower, collectively, and at the same time, each of the entities, individually).



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Capitalized ten-ns used in this Third Amendment shall have the meanings set forth in the
Loan Agreement, unless otherwise defined herein.



RECITALS:

A.	On September 26, 1996, Lender and Borrower entered
into the transactions described in the Loan Agreement and the other Loan Documents, with respect to Loans aggregating the original principal amount of Eighty Million and No/100 Dollars ($80,000,000.00).



B.	SSPC desires to acquire a shopping center known as
Plantation View Shopping Center, located in Lee County, Florida, consisting of approximately 9,233 square feet of gross leasable building area (hereinafter defined as "Plantation View"). The legal description of Plantation View is more particularly set forth on "A" attached hereto and made a part hereof



C.	Borrower has requested that Lender make a term loan
to Borrower in the original principal amount of Two Million One Hundred Eighty Thousand and No/100 Dollars ($2,180,000.00) (the "Plantation View Loan") as part of SSPC's acquisition of Plantation View. The Plantation View Loan will be evidenced by a terrr. note, a first mortgage and security agreement and related security documents (collectively, the "Plantation View Loan Documents"). In connection with the Plantation View Loan, all representations, warranties and covenants of Borrower in the Loan Documents shall hereafter apply to Plantation View. All entities constituting Borrower shall continue to be jointly and severally obligated for all sums evidenced by the Loans and shall become jointlyand severally obligated for all sums evidenced by the Plantation View Loan.



D. Lender has agreed to make the Plantation View Loan on the terms and subject to the conditions set fo,-th below.



NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Borrower and Lender, intending to be mutually bound hereby, agree as follows:



TERMS

I .    Incorporation of Recitals: The Recitals set forth above
are true and correct and are
incorporated herein by reference.



2.	Princil2al Balance of the Loans and the Seaside
Loan: Borrower confinns and acknowledges that, as of March 3, 1998, the outstanding principal balance of the Loans is $63,600,000.00, and the outstanding principal balance of the Seaside Loan (as defined in the First Amendme,.it (Seaside) to Amended and Restated Loan Agreement) is $3,500,000.00, and that all such amounts are due Lender free and clear of all claims, demands, setoffs, defenses or counterclaims.



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3.	No Default under the Loans or the Seaside Loan:
Borrower represents and warrants that there is no Default or Event of Default under the Loan Documents or the documents evidencing the Seaside Loan, nor any event which, with notice or the passage of time, or both, would become an Event of Default.



4.	Amendments to Loan Aueement Rei4ardini4 Plantation
View: The Loan Ageement is hereby amended as follows to effectuate the addition of Plantation View to various concepts relevant to the Loan:



(a)	Recital D is hereby amended to read as follows:

D.	On September 23, 1994, Greyhound Financial
Corporation entered into a transaction (the "FINOVA Transaction") in which it extended credit to MSSP in the original principal amount of $19,500,000.00 (the "FINOVA Loan", as further defined hereinafter) secured by a mortgage (the "FINOVA Mortgage", as further defined hereinafter) on the "Radisson" (as hereinafter defined). As of January 1, 1997, Bamett entered into a transaction (the "Seaside Transaction") described in the Assumption and Modification Agreement ("Assumption and Modification Agreement") with respect to the Seaside Loan, secured by a mortgage on "Seaside Inn" (as hereinafter defined). SSPC has acquired the Plantation View Shopping Center (the "Plantation View Transaction") (the Initial Transaction, the Modified Transaction, the FINOVA Transaction, and the Seaside Transaction, together, the "Previous Transactions," and the documents evidencing the Previous Transactions, together, the "Previous Documents").



(b)	Recital F is hereby amended to read in
pertinent part as follows:

F.	SSRLP is the owner in fee simple of the real
property situated in Lee County, Florida
("South Seas	Plantation"), more particularly described in
Exhibit "A- I " attached hereto.  MS SP is
the owner in	fee simple of the real property situated in
Collier County, Florida ("Radisson"), more
particularly	described in Exhibit "A-2" attached hereto.
SSPC is the owner in fee simple of the real property situated in Lee County, Florida, more particularly described in Exhibits "A-3" ("Sundial"), "A-4" ("Dunes"), "A-5" ("Sanibel Inn"), "A-6" ("Best Western-Sanibel"), "A-7" ("Song of the Sea"), "A-8" ("Seaside Inn") and "A-9" ("Plantation View") attached hereto (South Seas Plantation, Sundial, and Dunes are, hereafter, collectively referred to as the "Modified Land"; Sanibel Inn, Best Westem-Sanibel, Song of the Sea and the Radisson are, hereafter, collectively referred to as the "New Land"; the Modified Land, the New Land, Seaside Inn and Plantation View are hereinafter referred to collectively as the "Land").



(c)	The definition of "Assets" in Section 1.8 is
hereby amended to include all property now or hereafter owned by Bor-rower, including, without limitation, those items described therein consisting of, or related to, Plantation
View.



(d) Section 1.53 is hereby amended to add those items described therein consisting of, or relating to, Plantation View, to the list of Improvements included in such definition.



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The Plantation View Improvements are generally described on
Exhibit "B" attached hereto and made
a part hereof



(e)	Section 1.88 (definition of "Outstanding Loan
Amount") is hereby amended to add the phrase "and the Term Note
(Plantation View) dated as of March .30, 1998" before the phrase "at such time."



(f)	Section 1.100 is hereby amended to add
Plantation View, as well as any developments and properties acquired by Borrower after the date hereof with proceeds of the Revolving Credit Loan or through application of Section 1 1. 8 of the Loan Agreement, to the list of developments included in the definition of Project. The change in the definition of Project shall be deemed incorporated in all Loan Documents in which the term "Project" is used.



(g) Paragraph 1. 125 is hereby arnended to add the following survey to the list of surveys:



(i)	Boundary Survey for Plantation View Shopping Center
Commercial Condominium located on lots 4, 5 and 6 unrecorded Chadwick's addition to Gulfview in Section 26, Township 45 South, Range 21 East, Captiva Island, Lee
County, Florida, dated February 26, 1998, prepared by
Johnson Engineering Inc. and identified as Project No.
21893, as revised.



(h)    The following new definitions are added in
Article 1:
" Plantation View Closiny- Date" shall mean the date of this Third Amendment.
"Plantation View" shall have the meaning given in the Recitals.
"Plantation View Loan" shall have the meaning given in the Recitals.
(i) Section 3.23 is hereby amended to add the following:
As of the Plantation View Closing Date, Borrower has not received any other financing for the Project or any portion thereof that has not been satisfied.



0) Section 3.25 is hereby amended to add the following to the list of environmental site assessments listed in that Section:



 ...  (i)    The Phase I Environmental site assessment of
Plantation View dated
February 2, 1998, prepared by Missimer Intemational, Inc.



ti-@    Section 3.41 is hereby arnended to add
Plantation View to the list of properties k-i owned by SSPC.



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(1)     The following is hereby added as Section 3.57:



 ...     3.57   Plantation View Loan as Pennitted Real Prol2erty
Indebtedness.  The
Plantation View Loan, and the value and financial condition of Plantation View, meet, in all respects, the requirements of the definition of "Permitted Real Property Indebtedness" described in the Indenture, such that:
(i) the Plantation View Loan constitutes "Permitted Real Property Indebtedness" under the Indenture and; (ii) the Plantation View Loan is a part of the "Senior Indebtedness" and the "Designated Senior Indebtedness" described therein. The obligations of Borrower under the Plantation View Loan are being incurred to acquire the real property and related tangible and intangible personal property, fixtures and improvements constituting Plantation View. Borrower is in full compliance with the requirements of the Indenture as to the incurring of such Permitted Real Property Indebtedness in such a manner as does not violate the terins of the Indenture. Borrower and Lender acknowledge that, in order to qualify as "Permitted Real Property Indebtedness" under the Indenture, the Plantation View Loan is to be secured exclusively by a mortgage, deed of trust, security agreement or assignment, or other lien or charge against the Plantation View real property and/or improvements thereon (and/or any personal property (tangible or intangible) and fixtures relating thereto (collectively, the "Plantation View Assets"). Borrower and Lender agree that, notwithstanding anything to the contrary contained in the Plantation View Loan Documents, the Plantation View Loan shall be secured only by the Plantation View Assets.



(m)	A new section 6.37 is hereby added, to read as
follows:

6.37	Satisfaction of Oblii4ations/Sale of
Assets/Termination of Security Interests. Borrower agrees that it shall not be permitted to satisfy and pay in full any of the Obligations relating to South Seas Plantation, or sell, assign or convey South Seas Plantation (or any interest therein), or request that Lender terminate (in full or in part) the secuiity interests or liens otanted by Borrower to Lender relating to South Seas Plantation pursuant to the Loan Agreement, the Mortgage, the Security Agreement or the other Security Documents if, after such satisfaction and payment, any amounts or Obligations would remain unpaid, outstarding, or unfulfilled under either the Plantation View Loan or the Seaside Loan, or both.



(n)	Section 8.3 is hereby amended to add a
representation by Borrower that, based upon payment of documentary starnp taxes and intangible taxes concurrently herewith, no additional documentary stamp or intangible taxes are due and payable on the amount of the Plantation View Loan, and an agreement by Borrower that if any taxes should become payable in connection with the Plantation View Loan, the provisions of Section 8.3 containing Borrower's agreement to pay such taxes shall apply to any such taxes.



(o)    The following is hereby added to Section 7.l:

 ... (v) Default under Plantation View Loan. SSPC shall be in default of any covenant, agreement or obligation under the Plantation View Loan or any of the Plantation View Loan
Documents.



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4a. Satisfaction of Requirement to Amend Indenture.
Pursuant to the First Amendment, Borrower undertook to amend certain definitions set forth in the Indenture, as provided therein, and has amended the Indenture in the manner set forth in the First Supplemental Indenture dated as of February 27, 1998 (the "First Supplemental Indenture"); however, and notwithstanding the First Supplemental Indenture: (i) Borrower and Lender agree that the provisions of the First Amendment and the Seaside Consolidated, Amended and Restated Revolving Credit Note which provide for the commencement of principal amortization in the event the amendment of the Indenture has not been effected within a certain period of time shall remain in force and effect and such pn'ncipal amortization shall commence, and principal paymen' s shall be made, on the dates provided therein; and (ii) because the amendments effected by the First Supplemental Indenture do not pennit the Seaside Loan to be consolidated with the Revolving Credit Loans, such consolidation shall not take place.



5.	Modification of Seaside Loan Documents.  Borrower
agrees that, within a reasonable time period, not to exceed sixty (60) calendar days after the effective date of this Third Amendment, it will execute such documents as Lender shall deem necessary or desirable to modify the documents evidencing the Seaside Loan to add, as collateral security for the Seaside Loan, all such tangible and intangible personal property and fixtures as contemplated by and permitted under the Indenture as amended by First Supplemental Indenture.



6.	Exhibits.  The exhibits and schedules to the Loan
Agreement are hereby amended as

follows:



(a)	A new Exhibit A-9 to the Loan Agreement ("Plantation View
Legal Description") is added in the fon-n of Exhibit A
hereto.
(b)	Exhibit B to the Loan Agreement ("Improvements") is
hereby amended as set forth in Exhibit B hereto to add
Plantation View.
(c)	Exhibit C ("Litigation Proceedings"), setting forth a
schedule of litigation proceedings, is hereby amended and restated as the schedule set forth as Exhibit C hereto.
(d)	Exhibit G to the Loan Agre(@ment ("Budget") is hereby
amended to add Plantation View.



7.	Particil2ation Interests.  The Participants'
interests in the Plantation View Loan, expressed either as a sum in Dollars or as a percentage of the sum of the Plantation View Loan commitment, shall be as set forth on Exhibit D attached hereto, as same may be amended by the Participants from time to time. The Participants shall be bound, for purposes of the Plantation View Loan, by all provisions bf the Loan Agreement with regard to the relationship among them and with the Collateral Agent and the Administrative Agent.



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8.     Conditions to Effectiveness: The parties' obligations
hereunder shall be contingent
on the satisfaction of the following conditions on or prior to the Plantation View Closing Date:



(a)	execution by Borrower and delivery to Lender of an
officer's certificate in the forrn attached hereto as
Exhibit E certifying that the Plantation View Loan meet,
in all respects, the requirements of the definition of Perrnitted Real Property Indebtedness described in the Indenture as amended by First Supplemental Indenture dated as of Febr-uary 27, 1998, and certifying complianc-
- with the requirements of the Indenture as to the
incurring of such Permitted Real Property Indebtedness in -.uch a manner as does not violate the tenns of the
Indenture.
(b)	execution of the documents specified in the Plantation
View Loan closing checklist provided to the parties; and
(c)	receipt and approval by Lender of the legal opinions
specified in the Plantation View Loan closing checklist.



9.	Fees and Exl2enses: Borrower shall pay all of
Lender's counsels' fees and costs incurred in connection with the preparation of this Third Amendment and Lender's counsel's review of any documentation relating to the Plantation View
Loan.



10.	No Other Amendment: Lender's consent and amendment
herein shall be applicable only to the matters set forth in this Third Amendment and Lender shall not be obligated to consent to any other request or transaction or waive any other provisions of the Loan Documents.



Affin-nation of Loan Documents, Release of Lender:
Except as otherwise expressly modified herein, all terms and provisions of the Loan Documents as originally executed are and remain unchanged and in full force and effect. Borrower and Taylor and Ten Broek (by execution of a Joinder to this Third Amendment) agree that execution of this Third Amendment shall be deemed a reaffirmation of the representations, warranties and covenants contained in the Loan Documents and that same are true and correct as of the Plantation View Closing Date. Borrower, Taylor and Ten Broek hereby, jointly and severally,:
(i) acknowledge that Lender has performed all of its obligations, if any, under the Loan Documents; (ii) acknowledge that none has any claims, defenses or rights of setoff against Lender or as to the validity or enforceability of the Loan Documents or any of them, or any other documents executed in connection therewith; and (iii) waive, discharge and release forever any and all existing claims, actions, causes of action, demands, defenses or rights of setoff, whether in contract, tort or otherwise (collectively, the "Claims"), which any or all of them, or any of their partners, might have against Lender or its officers, directors, shareholders, agents or employees, or the successors or assigns of any of the foregoing. Borrower, Taylor and Ten Broek acknowledge and agee that the affirmations, acknowledgments, waivers and discharges contained in this Section are a material inducement for Lender to enter into this Third Amendment.



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12.	Florida Law, Invalidity, Entire A2reement,
Interpretation: This Third Amendment shall be govemed by Florida law. This Third Amendment represents the entire Agreement between the parties with respect to the subject matter and supersedes all prior or contemporaneous agreements. Should any part or provision hereof be deemed by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions, all of which shall remain in full force and effect. This Third Amendment shall not be construed more strictly against one party than the other by virtue of the fact that one party or its counsel may have drafted same, all parties and their counsel having had the opportunity to participate in the negotiation and drafting of this Third Amendment. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single instrument.



13.	WAIVER OF JURY TRIAL.  BORROWER, ITS PARTNERS AND
LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY MAY HAVE TO A TRIAL BY @Y IN RESPECT TO ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS THIRD AMENDMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO. THIS WAIVER OF TRIAL BY JURY PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS THIRD AMENDMENT.



IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment as of the
date written abgve.



BORROWER:

SOUTH SEAS RESORT LIMITED PARTNERSHIP,
an Ohio limited partnership



By: SAN-CAP
liability co



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By:



Resort, L.C., a Florida limited
 . its General Partner



Robert M. T lor, Manager

SOUTH SEAS PROPERTEES CONEPANY LMTED
PARTNTERSHIP, an Ohio limited partnership



By:     T&T Reso!ls, L.C., a Florida limited liability



company



By:



1 General Partner



Robert M. Taylor, Manager



MARCO SSP, LTD., a Florida limited partnership



By:    Marco SS



By:



c., its General Partner



Robert M. Ta



lor, Chairman



SOUTH SEAS RESORTS COMPANY LIMITED
PARTNERSHIP, a Florida limited partnership



By:	S.S. Resort        gement, L.C., a Flon'da limited li
mpany, its General Partner



By:



Robert M. T



lor, Manager



SAFETY HARBOR MANAGEMENT COMPANY,
LTD., a Florida limited partnership



By:	S.S. Resort limited li



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9



By:



Robert



anagement, L.C., a Florida
ompany, its General Partner



 . Taylor, Manager

COLLATERAL AGENT, ADMINISTRATIVE
AGENT AND PARTICIPANT:



CREDIT LYONNAIS NEW YORK BRANCH, a branch, duly licensed under the laws of the State of New York, of Credit Lyonnais, S.A., a banking corporation organized and existing under the laws of the Republic of France



By:
Name:
Title:



OTHER PARTICIPANTS:

BARNETT BANY,, N.A. a national banking
association



By:
Name:
Title:



FINOVA CAPITAL CORPORATION, a Delaware
corporation



By:
Name:
Title:



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an

I 0

SOUTH SEAS RESORTS COMPANY LIMITED
PARTNERSHIP, a Florida limited partnership



By:	S.S. Resort Management, L.C., a Florida limited liability
company, its General Partner



By:
Robert M. Taylor, Manager



SAFETY HARBOR MANAGEMENT COMPANY,

LTD., a Flon'da limited partnership



By:	S.S. Resort Management, L.C., a Flon'da I'm'ted I'ab'lity
company, its General Partner

1	1 1 1



By:
Robert M. Taylor, Manager



COLLATERAL AGENT, ADMINISTRATIVE
AGENT AND PARTICIPANT:



CREDIT LYONNAIS NEW YORK BRANCH, a branch, duly licensed under the laws of the State of New York, of Credit Lyonnais, S.A., a banking corporation organized and existing under the laws of the Republic of France



By
Na
Title:



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I 0

OTHER PARTICIPANTS:



BARNETT BANK, N.A. a national banking
association



nt-

Title:	Sr.  Vice President



FINOVA CAPITAL CORPORATION, a Delaware
corporation



By:
Name:
Title:



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OTHER PARTICIPANTS:

BARNETT BANK, N.A. a national banking
association



By:
Name:
Title:



FINOVA CAPITAL CORPOPATION, a Delaware
corporation



z @A



By:
Nar
Title:	N.11CF: PRF-SIDENT



Title:        N.11CF: PRF-SIDENT



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I 1

JOINDER TO THIRD AMENDMENT



The undersigned hereby join in the Third Amendment to which this Joinder is attached for the purpose of affirming the provisions thereof



ALLEN G. TEN BROEK



ERT TAYLOR



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I 1

EXHIBIT A
TO THIRD AMENDMENT



EXHIBIT "A-9"



PLANTATION VIEW LEGAL DESCRIPTION



ATTACHED



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12

Commonwealth



FXHTRTT A



Commitment No.: 864-458553

F,i, 1. (- No - : M7 6.3 8 8 R



PAP,('F.T) 1 ,

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DFGRFFQ 551201, W AT,ON(-, THF FA,3TFRT.,Y BOTINT).ARY OP IATn
I)AN'DQ FOR 1.83.30 FFFT TO A, ('ONCRF.TF, MONIJMFNT AT TtiF TNTFRQFCTTON WT'.i"H THF. NORTHFA'.qTFRT.Y T.TNF, OF VACATFJ) StTtq';FT NRTVF Al,; SHOWN ON THF liNRFCORDFD P.T.,AT OF C14ADWTCK'S AT)DTTTON TO C,,13T.,FVTFW; 'PHFj\:CF Rr.)N @ 18
T)FC7RFF,@9 4,1.'40" W PFRPFNDTCliLAR TO SATD NORTHEASTFRT,Y T,TNF FOR 5.00 FFET TO A CONCRFTF MONT

 .;MF.NT AT T14F, T.NTF-R,9FCTTON WTTH THF NORTHF.ASTFPT,V T.TNF, OF VACATFD S N T DRTVF AS SHOWN ON THF PT.,AT OF CAPTTVA BEACH RFCORDFD TN PT,AT BOOK 7 AT PAGF, 73 OF S.ATD PTIET,TC RFrORr).9; TfiFN(F (-ONTTNIJF q 1,9 IDPCR.F.FS 41.140" W FOR
10.00 FFET TO TiiF CFNTFRT,TNE OF VACATFT) ',913NqFT DR.TVF. AS RFCORT.)FD TN OFFTCTAL, RFCOROQ 'ROOK I..'iOl AT PA.(',F 725 OF T14F PT.JSI.,TC RF.C(.)Rr),S OF T.,FF, rO@.J.NTY,, T.HF@IV('F.
S 71. DFC,,RFFS 18120" P AT,ON('. qATn (,P.NTFRT.,TNF, FOR 86-12 FFFT; THENCF N i 8 NFC.RF.PS 41 '40" F FOR 19 - 58 FFFT; THFNCF N 71 T.)FrRFF.S 1 8'7,0" W FOR 74.00 FEET; THENCF N 02 DFGRFFS 5@)'20" F FOR I-'3.00 PPFT; THENCF@ .9 86 nF,r@P,F.Fq
 .92"17" F FOR 42,,56 FPFT; T14F.N(F S 03 'DFC,RFFS 07,23" W FOR
6.57 FEFT; THENCF S 86 DF(7RFF@.9 52'37" F FOR 88.92 FFFT TO TfiF WFST T,TNF OF S.ATD DFF,T) PARCFT., RECORT)FD TN OFFTC'T.AT., RFCOR09 ROOI< 1555 AT PAGF. 1586; THFIV'('.F N 02 DERTRFFS 55'20 F AT,ONR, THR WFQT T@TNF OP ';ATI) PAR(FT, FOR 1.1-5.44 FF-FT To THF POTNT OF BFCTNNTNC,.



N

g
RPARTNGS MFNTTONFD A.RF PT.,ANF, (-OORDTNATF.S FOR THF
FT.,ORTT)A W ' F,,9 T 7, 0. F, A,

RFFFRRNCFD TN PRFVTOTJS CONVEYANCFS WTTH TTIF SOt;Tl4FRLY
I.,TNE OF CAPTTVA
ORTVF S.W. AS BEARTNG N 71 DFGRFFS 18'2011 W.



COXTTNTJFD ON NFXT PA(7F

Commonwealth



PAR('FT, 2:



A PARCIFT, OF T.@AND T,,YTNG TN SFCTTON 26, TOWNSHTP 4)
SOI]Tli, RAINGF 23 FA@';T,
 .T,,FF ROT;NTY, FT.@ORTDA, WHTCH PARCFT, T-, DF-,CRTBFr) AS
FOT.,T,,OWq:



FROM THE NORTHWFST CORNFR OF T,,OT 70 TN F.A. I-,ANF,'S '3FCONr) ',qt,)BT)TVIS,ION OF .RAYVTFW, ACCOROTNC, TO Ti4F MAP OR PT,.AT TfiFRFOF RF('ORDFr) -TN PLAT BOOK 3 AT PAGF 75 OP T14F PTIRT,T(' RFC'ORT)c: OF T,FF CO[INTY, RTIN WEST FOR 30 F,FET TO T.TIF WF.'3T I.,TNF OF CAPTTVA DRTVF, SOIJTHWFST, FORMFRT.,Y MIJN.@ON c;TRFF.'T; THENCE RI)N NORTH 02 DEGRFFS 55' 20" FAST AT,ONC, THF WEST T,TNF OF SATO STRFFT FOR 283 FEFT TO AN INTERSECTTON WTTH THF SOI;THWF',3TF.RT,Y T.,TNF OF SATD C.A,PTTVA. DRTVF, 90@ITHWF,ST, FORMFRLY BTNDER AVFNTJF; THFNCF RIJN NORTH 71 T)FC.,PFFS 18' 20" W.F,ST AT.,ONC-; SATD $Ot@THWFSTFRI.-Y T.,TMF, FOR 760.25 FFET TO A CONC.RFTE MONlljME.NT AT THP NORTHWFSTFRT.,Y CORtqF.R OF T,ANDQ CONVFYFN BY DFFD RFCORDFD TN OFF.TC-YAT., RF.CoRnS BOOK 1555 AT PANP 1586 OF SATO P13RT,TC RPCORDS; THFNCF, CO;'4TT,Nl.)F NORTS 71 DEGRFFS IS' 20" WEST AT,ONG SATD S017TIiWESTFRT,,Y T.,TNF FOR
1.50.00 FFF,T TO THF, NORTHF.ASTFRLY ('ORNER OF T-ANT)S CONVF@YFD BY DFFI) RFCORT)FT) TN OFFTOTAT, RECOROS ROOK 917 AT PAGR 609 OF RATD PTYST,TC RFCOROS; THENCF RUN @qOtITT4 02 DEGREES 55' 20" WFc3T A@,ON(7 THF, FASTFRTY 13OIJNDARY OF qATT) T,ANDS FOR 183.30 FFFT TO A CONCRFTF MONTIMFNT AT THE TNTERSECT.I'Ojlq WTTH TfiE NORT.HEASTFRI@Y T,TNF OF VA(ATPN 13IJNqF.T T)RTVF, AS SfiOWN ON THF TINRP O

(I
R.DFT
)
P.T.I
AT
OF CHA.DWTCK'S ANDTTTON TO (,TIT,FVTFW, TfiFNCF, SOIJTH .1.8
T)FGREFS 41.' '40" WEST PFRPFNnTCtJT,AR TO SATD NORTHFASTFRT.,Y T,TNF FOR 5.00 PFFT TO A CONCRETE MONIJMFNT AT THE TNTERSECTTON WTTH THF NORTHEASTERT,Y 1,TNF. OF VACATFD q[JNSFT DRTVF Aq SHOWN ON THF. PT,AT OF CAPTTVA RFACH RFCORI)FR) TN PI)AT B.OOK 7 AT , PAGF 73 OF SATD PT]BT,TC RFCORT)S; 'PHF@'qCF CONTTNUF, SOI]TH IS DFCRFFI@3 41.' 40" WEST FOR 10.00 FFET TO T14F CFNTERT.TNF OF VACATED '.;TJNSFT R)RTVP Aq RF,(-,ORT)Fj) TN OFFTCTAT, RECORDS BOOK 1301 @T PAC, 7 725 OF TfiF P1113T.,TC RFCOR.DS OF T,FF COIJNTY; THFNCP SC)TJTH 71 I)FCTRFFQ 1.8' 20" F.AQT AT,ONC, SATD CF.NTFRT,TNF FnR 86.12 FFFT TO THF POTNT OF BEGTNNTNC,; THENCF NORTH 18 ORCRF-PS 41' 40" FA,QT FOR 1.9.58 FFFT; TfiFNCF. NORTfi 71 nFCRPF-1,; 18' 20" WFI;T FOR 74-00 FFF@T,THFNCE NORTH 02 nFr@RPPq 55' 20" FA1,3T FOR ]-'I,00 PFFT; THFNCF SOTJTH 86 DEGRFFS 52' 37" EAST FOR 42.56 FEFT; THENCE SOIJTH O.-i T)F(,TZF.FS 07' 23" WEST FOR 6.57 PEPT; THENCF SOIJTH 86 DPGRFFS 521 .3711 PA'.QT :FOR 88.92 PFFT TO THF@ WFST T,TNF OF SATD NFFD PARCET@ RFCORDF.T) TN OFFTCTAT., RECORDS BOOK 1.555 AT PAGF 1586; THFNCE SOIJTli 02 DFARFFS 55' 20" WFST AT,ONG TTIF. WEST 1,TNF, OF SATD PARCET, FOR 47.86 FEET TO A CONCRFTE MONIJMF.NT AT T14P, T?qTF.R.0,F,(',TTOiN WTTli THP NORTHF.ASTFRT.,,Y T,TNF OF VA(ATPN qt]NqFT T)RTVF. Aq 0,14OWN ON TNF, TJNRF(-,ORT)FD PT,AT OF CFADWTCK'S ADD.TTTON TO CIJ.T.FVTFW; TtiF.NCE ,;OtITH 18 T)F(.'YRFFS '41.' 40" WFST AT,ONN SATD PARC,'FT., ANT) PFRPFiVnTCliT,AR TO SATT) NORTHFASTFRI,Y 1,TN.Fl FOR
5.00	FRET TO A CONCRETE MONTJMFNT AT THR TNTERSECTTON WTTE
THF



NORTHEASTERT.,Y T.,TlqF. Or VA(-ATFI) SL@NSFT NRTVE AS gHOWN ON TFF 'Pt.,.AT OF CAPTIVA BEACH RFCORDRD ' TN PI,AT BOOK 7 AT PAGF. 7-3, Pl.jBf,,T.(- RFCORnq; THENCF CONTTNTJE SOIJTH 18
T)FrlpP.Fq 4.1.' 40" WFQT FOR 10-00 PF,FT TO TH.F, CFNTFRT,TNF, OF @-,ATD VACATED SIINSET DRTVF; TTIFNCE NORTH 71 NFGREFS 18' 20" WF,,;T Al.,ON(3, SATD CENTER T,TNF FOR 63.88 FF.FT Tn TFF POTNT OF BFGTNNTWA.



REARTNOS MFNTTONFN A@F PT,AN@ COOIROTNATFS FOR TTTF FT,ORTT)A.
WEST ZONF, Aq REFFRFNCFD TN PRFV.TO(JS CONVEYANCFS WTTR THE
SOIJTHF.RT@Y T.,TNF@ OF CAPTTVA DRTVF 80t)THWFST AS BFARTNG
NORTH 71 nF(7RFF.,3 18' 20" WR,9T. .

EXHIBIT B
TO THIRD AMENDMENT



PLANTATION VIEW IMPROVEMENTS



ATTACHED



H:\users\WP\credit\ssr\plan-v\documts\amendlag.cn6:3.20.98.jan

13

Platitation View Sizoppitig Center



B.1 DESCRIPTION AND ANALYSIS OF TI-IE PITOPERTY



LOCAUON

'14820 Captiva Drive Southwest
Captiva Island, Florida 33924



LAND



Size and Configuration: The subject property is approximately
28,170 square feet, and is
shaped irregularly.



Froiitage and Accessibility: The subject property has road frontage and access from
Captiva Drive, a two lane, asphalt-paved, publicly maintained roadway.



Topograpliy: Like aU properties located in Captiva Island, the subject property is only slightly above mean sea level. It is generally level and is at street grade.



Flood Zone: The subject property is located in Flood Zones A-11 (Elevation 12 feet) and V-14 (Elevation 13 feet) as per Panel No. 125124 0264 B, effective September 19, 1984. According to tl-ie Federal En-iergency Managenient Agency (FEMA), Zone A is designated an area of a 100-year flood zone base flood elevations and flood hazard factors not determined. Zone V is an area of a 100-year coastal with velocity (wave action), base flood elevations and flood hazard factors have been determined.



Utilities and Public Services: Public water, sewer, electricity, telephone, police and fire protection are aU available to the subject site. The South Seas Resorts provides water and sewer services. The Lee County Electric Power Co-op provides electrical service.



Easenients and Encroachments: Typical utility and access easements are assumed to exist throughout subject site. We are not aware of any easements which negatively in,ipact the utility of the property for continuation of its current use.



Development on Neighboring Sites: The subject property is bounded by a U.S. Post Office to the west, Chadwick's Square shopping center on the east, vacant land to the south and Captiva Drive Southwest to the north. Most development within the immediate area consists of low-rise resorts, condominium buildings and commercial buildings.



Artliur Andersen LLP - Hospitality Consulting Services Group

Plantation View Shopping Cetiter



PROPERTY IMPROVEMEN-FS



General



The Plantation View Shopping Center, built iii 1984, is a 9,233 square-foot retail shopping center. The two-story center was constructed on pilings to protect against flooding. The center is in average to good condition. The L-shaped center is currently configured with three retail bays; however, it was originally designed so that seven individual units could be sold (commercial condon@ium).


CONSTRUCNON @RMA'NON

The following section outlines various building components.



Floors:



Foundation:



Building Frame:

Date of Construction:

Roofing Systeni:



Exterior Walls.



Mechanical Systems:
HVAC Systeiii:


Second story floors are of plywood on floor joists.



The foundation system consists of 8" X 8", 20' C.C.A. treated driven to refusal or 2 blow/ inch. Each piling is a 20-ton capacity wood piling. There appears to be no indication of foundation problems such as settlement or major cracking of exterior walls or floors.



Wooden frame construction with cedar siding.
The property was constructed in 1984.
All roof	structures consist of wood frame
structure. 	Sloped roof areas utilized typical
three tab	fiberglass shingles.  Mildew stains
vvere noted on some portions of the shingles.



Exterior walls consist of wood siding. The exterior walls are in good condition. The front of each bay consists of glass storefronts.



Each bay has a separate central heating and cooling system.
The air conditioning units appear to be ii-i average condition.



Arthur Andersen LLP - Hospitality Consulting Services Group

Plantation View Shopping Ceiiter



Plutyibitig:



Water is provided from the public utility by a two inch water service fed from the main along Captiva Road Southwest. Water distribution piping within the site appears to be PVC. Waste and vent piping appears to consist of PVC pipe materials.



Electrical Systeni:	Each bay has separate electrical
meters.  The electrical system
appears to be adequate for the
subject property.



Interior Fiiiislies:

Dooi-s:



Walls:



Ceilings:



Site Iniprovenients:

Parkiiig:



Liglititig:



Interior doors consist of flush hollow and solid core.



In general, the walls consist of painted wood paneling or painted gypsum wallboard.



Ceilings are of 2X4 acoustical panels. There appears to be no evidence of roof leaks manifesting themselves as stains on ceiling surfaces.



Parking is provided for a total of 42 vehicles. There are 11 uncovered spaces, 7 semi-covered and 24 covered spaces.
Parking facilities appear to be adequate for the size of the center.



The site is illuiiiiiiated by decorative lighting located on the building and in the parking area.



LaiLdscapinglWatering:	The site is tastefully and extensively
landscaped with native vegetation,
flowering shrubs, and pali-ii trees.
All landscape materials appear to be
thriving in good condition and
wellmaintained.  An irrigation system
is provided for all landscaped areas
around the buildings.



Signage:



Overall, signage appears to be adequate.



Artliur Andersen LLP - Hospitality Consulting Services Group

EXHIBIT C
TO THIRD AMENDMENT



LITIGATION PROCEEDINGS


(1)	Geor2e Jammel v. South Seas Resort Limited Partnership,
Case No. 95-0094-17 CA

(ii)	Creative Deco, Inc. (bankruptcy claim)

(iii)	012tics Intemational, Inc. (bankruptcy claim)

(iv)	South Seas Resort Limited Partnership v. Elaine
Brandenstein

(v)	South Seas Resort Limited Partnership v. Cal2tiva
Clothing & Co.. Inc., Case No. 98-0010308-CA (accounts receivable damages)



(vi)	Embassy Kosher Tours, Inc. v. Roizer Kumar d/b/a Safety
Harbor Resort and S@a; Case No. 97-6780-Cl- 1 3 (Pinellas
County Circuit Court)



(vii)	Audit of Best Westem-Sanibel by State of Florida,
Division of Florida Land Sales, Condominiums and Mobile
Homes



(viii)	Clayton Strong, Complaint filed with National Labor
Relations Board (all compliance requirements completed)



(ix)	LaPenn v. Mariner Groul2 dba South Seas Plantation

(x)	South Seas Resort Limited Partnershil2 v. Philil2 Medico,
Case No. 97-002861 CC (accounts receivable damages)



(xi)	South Seas Resort Limited Partnership (SSRLP) (defendant)
and SCG Mortizai4e Corporation v. Charlie Lee Smith, Case
No. 96-008236 CA (Mortgage Foreclosure Action in which
SSRLP is a defendant)



(xii)	Oliza Benavides v. South Seas Resort Limited
Partnershil2, LCDHR Charge No. 97080E, EEOC Charge No.
15L-97-0079



(xiii)	Janice Reguero v. South Seas Resort Limited
Partnershil2, LCDHR Charge No. 98009E, EEOC Charge No.
15L-98-0008



(xiv)	Denise L. Soyko v. Sundial Beach Resort, LCDHR Charge
No. 97086E, EEOC Charge No. 15L-97-0085



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14

(xv)	Eli Estimo Attomey Demand Letter v. South Seas
Plantation, Attomey Demand Letter



(xvi) Kayleen Edwards Attomey Demand Letter v. Sanibel
Inn, Attomey Demand Letter
Personal injury cases.
All cases involving personal injury are covered by insurance and insurance carriers have undertaken representation without reservation of n'ghts. Bankruptcy Court cases involve claims by Borrower for unpaid sums against entities which are now in bankruptcy.



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15

NAMEOFBANK



EXHIBIT D
TO THIRD AMENDMENT



PARTICIPATION INTERESTS



Credit Lyonnais New York Branch

FINOVA Capital Corporation

Bamett Bank, N.A.
TOTALS



PLANTATION VIEW
LOAN
COMMITMENT



940,125.00    43.125
817,500.00    37.500


422,375.00   19.37
2,180,000.00 100.00


H:\users\WP\credit\ssr\plan-v\documts\aniendlag.cn6:3.20.98.-
jan

16



19.375

EXHIBIT E
TO THIRD AMENDMENT



OFFICER'S CERTIFICATE



(ATTACHED)



H:\users\WP\credit\ssr\plan-v\documts\amendiag.cn6:3.20.98:jan

17

\1       1.@ i  -
;,  1-1

@-1- -

'I@



South Seas Properties Company



February 19, 1998



Lisa Georce
Sun Trust Bank
225 Eat Robinson Street
Suite 250
Orlando, FL 32801



Re@	South Seas Properties Company Limited Partnership 10@'o
Subordinated Notes Due April 15, 200')



Dear Lisa@

In accordance with Section 1.2 Compliance Certificates and Ot)iniona, the enclosed executed Officer's Cer-tificate has been prepared statinsz compliance of Section 10.9 Funded
Indebtedness Limitation as it relates to the acquisition of Plantation View Shoppinc, Center.



Please feel free to contact me. if you need anv additional information reL'ard]nQ this transaction. The current scheduled date of closin- in Ntarch
2- 1998.



Sincerel@-.



Emens
r of Project Finance



cc:	Rick Krichbaum
Ginny Brooks
Ron Stepanovic - Baker & Hostetler
Ntarshall Emas - En-lish, N/[cCaughan & O'B@,-an Sherry Stanley
- Coll, Davidson, Carter
Gresa Huber - DeConcini, N,[cDonaid, Brammer Diane Jensen -
Pavese, Garner



LISAt;i-'!  JP.El@,

12,?OOL71iii,er.,@DI-ii,e - Si@350-F,71-t.,-Jfyel-,,, Fh)l-
idz33907- Telephotie (9-8) 481-5600-Fdz.-v (941) 481-6667

OFFICER'S CERT]IFICATE

10% Subordinated Notes Due April 15, 2003
(Non-Recourse to the General Partner)



The undersigned, being an authorized officer of T & T
Resorts, L.C., a Florida limited liability company (the
"General Partner"), the General Partner of South Seas
Properties Company Limited Partnership, an Ohio limited partnership (the "Partnership"), hereby certifies pursuant to
Section 1.2 of the Indenture, dated as of March 28, 1996, from the Partnership to SunTrust Bank, Central Florida, National
Association (the "Indenture"), as follows:



I

I .     The undersigned has read Sect'on 10.9 of the Indenture
and the definitions contained



in the Indenture relating to Section 10.9.



2.	In order to form the basis of his belief set forth
in item 4 below, the undersigned sought and obtained an independent appraisal from Arthur Andersen, LLP for the Plantation View Shopping Center. Based solely on such independent appraisal, the fair market value of the Plantation View Shoppiniz Center exceeds 133% of the accregate principal amount of Funded Indebtedness which will be incurred for the acquisition. The undersigned has also calculated the Funded Indebtedness at the time of the incurrence of Funded Indebtedness and after giving pro forma effect thereto as if such Funded Indebtedness had been incurred at the beginning of the four full quarterly periods immediately preceding the date of the acquisition and the Property Debt Service Coveraize Ratio is greater than the required 1.25 to 1.



3 .	The undersi                                         I

_@ed believes that he has made such
examination as is necessary to enable him to express an informed opinion as to whether the condition contained in
Section 10.9 has been complied with by the Partnership.



4.	Based on the foregoing, the undersigned believes
that the acquisition of Plantation View Shopping Center falls within the definition of Permitted Real Property Indebtedness and, therefore, the conditions contained in Section 10.9 of the Indenture have been complied with by the Partnership.



T & T RESORTS, L.C., General Partner of South Seas Properties
Company Limited Partnership



By-                                       -
Richard E. Krichbaum, Vice President



OFFCERTIRE.IO

Indenture Agreement
Section 10.9 Funded lndebtness Limitation
Compliance Test Relating To Purchase of Plantation View
ShoppingCenter



For purposes of documentation of Compliance with the terms and conditions as set forth in the Indenture dated March 28, 1996 between South Seas Properties Company Limited Partnership (Partnership) and Sun Trust Bank, Central Florida (Trustee). (See Indenture Agreement for page and paragraph references)



Page 7 - Permitted Real Property lndebtness, (ii) (a) and (b) noted below.



(a)	Fair Market Value (Appraised Value) equal to or exceeding
133% of the aggregate principal amount



Appraised Value @ 2/13/98	$2,900,000
Credit Lyonnais Loan at Closing	$2,180,000

	Ratio:	1.33
	Required Minimum Ratio-	1.33



(b)	Property Debt Service Coverage Ratio of at least 1.25
after proforma effect of such Funded Indebtedness.



Est. Consolidated Net Operating Profit
of the Property	255,235

	Less- Capital Expenditure at 2.5%
	of Gross Revenue of $255,235	(6,381)

Est. Consolidated Cash Flow of the Property	$248,854

Proforma Consolidated Interest Expense
of the Property ($2,180,000 X 8.65%)	$188,570

	Ratio:	1.32
	Required Minimum Ratio:	1.25



Note-	These tests have been performed on an estimated
12/31/97 basis due to closing date being scheduled for early March, 1998.



Conclusion:	Based on the above test, the purchase of Plantation
View Shopping Center is in compliance with Section
10.9 Funded Indebtedness Limitation of the
Indenture Agreement dated March 28, 1996.



INDR=NTUR PVS/lo